Exhibit (n)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-100934 of Allstate Life of New York Variable Life Separate Account A of Allstate Life Insurance Company of New York on Form N-6 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and our report dated March 7, 2003 relating to the financial statements of Allstate Life of New York Variable Life Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life of New York Variable Life Separate Account A), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.




Chicago, Illinois
June 30, 2003

Exhibit n(2) Consent of Attorneys


Christopher S. Petito                                             202-965-8152


                                            June 30, 2003


Allstate Life Insurance Company of New York
Allstate Life Insurance Company of New York Variable Life Separate Account A 3100 Sanders Road Suite J5B
Northbrook, Illinois 60062

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-100934) of Allstate Life Insurance Company of New York Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Jorden Burt LLP


                                    By: /s/ CHRISTOPHER S. PETITO
                                        Christopher S. Petito